UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 3, 2021

ITERUM THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-38503	98-1283148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 903 8920

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2021, Iterum Therapeutics plc (the “Company”) entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), to issue and sell in an upsized firm commitment offering 34,782,609 ordinary shares of the Company, $0.01 nominal value per share (the “Shares”), in a firm commitment underwritten public offering with a public offering price of $1.15 per Share (the “Offering”). Wainwright has agreed to purchase the Shares from the Company at a price of $1.0695 per Share. In addition, the Company granted Wainwright an option for a period of 30 days to purchase up to an additional 5,217,391 ordinary shares on the same terms and conditions.

The Company estimates that the net proceeds from the Offering will be approximately $36.6 million, or approximately $42.1 million if Wainwright exercises in full its option to purchase additional Shares, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of ordinary shares or securities convertible or exchangeable into ordinary shares by the Company for a period of 60 days after the closing of the Offering and a prohibition on the Company entering into variable rate transactions for a period of 12 months after the closing of the Offering, in each case subject to certain exceptions. The Underwriting Agreement also provides for a prohibition on the disposition of ordinary shares or securities convertible or exchangeable into ordinary shares by the Company’s directors and executive officers, for a period of 60 days after the date of the Underwriting Agreement, subject to certain exceptions.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Shares and the Underwriter Warrants (as defined below) will be issued pursuant to a registration statement on Form S-3 that was initially filed with the Securities and Exchange Commission (“SEC”) on July 5, 2019 and declared effective on July 16, 2019 (File No. 333-232569). A prospectus supplement relating to the Offering has been filed with the SEC.

In accordance with the terms of the Underwriting Agreement, the Company has agreed to pay Wainwright a management fee of $140,000, which represents 0.35% of the gross proceeds of the Offering, and $12,900 for Wainwright’s clearing expenses, as well as reimburse Wainwright for its reasonable and documented out-of-pocket expenses incurred in connection with the Offering, including its legal expenses, in an amount of $90,000.

Pursuant to the Underwriting Agreement, the Company agreed to issue to Wainwright’s designees underwriter warrants (the “Underwriter Warrants”) to purchase 2,434,783 ordinary shares, which represents a number of ordinary shares equal to 7.0% of the aggregate number of Shares sold in the Offering. To the extent Wainwright exercises its option to purchase additional ordinary shares under the Underwriting Agreement, the Company has agreed to issue additional Underwriter Warrants equal to 7.0% of the additional ordinary shares purchased by Wainwright. The Underwriter Warrants have an exercise price of $1.4375 per ordinary share. The Underwriter Warrants are exercisable upon issuance and expire February 3, 2026.

The descriptions of terms and conditions of the Underwriting Agreement and the Underwriter Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement and Form of Underwriting Warrant, which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of A&L Goodbody as to the legality of the Shares is attached as Exhibit 5.1 hereto and a copy of the legal opinion of Wilmer Cutler Pickering Hale and Dorr, LLP as to the legality of the Underwriter Warrants is attached as Exhibit 5.2 hereto.

Item 8.01 Other Events.

Cash Runway

Based on the Company’s current operating plan, the Company estimates that upon the closing of the Offering its existing cash and cash equivalents, together with the net proceeds from the Offering, should be sufficient to fund its operating expenses and capital expenditure requirements into the third quarter of 2022, including through the PDUFA goal date of July 25, 2021 for completion of the FDA’s review of the NDA for oral sulopenem and the potential commercial launch of oral sulopenem. However, this estimate is based on assumptions that may prove to be wrong, and the Company’s operating plans may change as a result of many factors and various risks and uncertainties. The full text of the press releases announcing the initial pricing and upsizing of the Offering on February 3, 2021 are attached as Exhibit 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements. These forward-looking statements include, without limitation, statements regarding, the anticipated closing of the Offering, the use of proceeds from the Offering, the sufficiency of the Company’s cash resources and the Company’s plans, strategies and prospects for its business. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including whether the conditions for the closing of the Offering will be satisfied, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, changes in regulatory requirements or decisions of regulatory authorities, the timing of approval of any submission, changes in public policy or legislation, commercialization plans and timelines, if oral sulopenem is approved, the actions of third-party clinical research organizations, suppliers and manufacturers, the accuracy of the Company’s expectations regarding how far into the future the Company’s cash on hand will fund the Company’s ongoing operations, the sufficiency of the Company’s cash resources and the Company’s ability to continue as a going concern, the impact of COVID-19 and related responsive measures thereto, the Company’s ability to maintain listing on the Nasdaq Capital Market, risks and uncertainties concerning the outcome, impact, effects and results of the Company’s evaluation of corporate, organizational, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, organizational, strategic, financial or financing alternative and the Company’s ability to complete one at all, the price of the Company’s securities, the expected use of proceeds from the Offering and other factors discussed under the caption “Risk Factors” contained in the preliminary prospectus supplement related to the Offering and in the Company’s most recently filed Quarterly Report on Form 10-Q, and other documents filed with the Securities and Exchange Commission from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Amended and Restated Underwriting Agreement, dated February 3, 2021

4.1	Form of Underwriter Warrant

5.1	Opinion of A&L Goodbody, Irish counsel to Iterum Therapeutics plc

5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr, LLP, counsel to Iterum Therapeutics plc

23.1	Consent of A&L Goodbody (contained in Exhibit 5.1 above)

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr, LLP (contained in Exhibit 5.2 above)

99.1	Press Release of Iterum Therapeutics plc, dated February 3, 2021

99.2	Press Release of Iterum Therapeutics plc, dated February 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC

Date: February 5, 2021	By:	/s/ Judith M. Matthews
Judith M. Matthews
Chief Financial Officer